Exhibit 99.1

From:    Brendan Conway (media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

October 31, 2024

WEC Energy Group reports third-quarter results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income of $240.1 million, or 76 cents per share, for the third quarter of 2024. This compares to earnings of $316.0 million, or $1.00 per share, for last year's third quarter.

Third quarter 2024 earnings include a charge of 6 cents per share related to certain capital expenditures under the Qualifying Infrastructure Plant (QIP) rider that were disallowed by the Illinois Commerce Commission. Excluding this charge, WEC Energy Group's adjusted earnings for the third quarter of 2024 were 82 cents per share – a decrease of 18 cents per share compared to third-quarter 2023 earnings.

For the first nine months of 2024, WEC Energy Group recorded net income based on GAAP of $1.07 billion, or $3.40 per share. This compares to earnings of $1.11 billion, or $3.52 per share, for the same period in 2023.

Excluding the charge described above, WEC Energy Group's adjusted earnings for the first nine months of 2024 totaled $3.45 per share.

Consolidated revenues totaled $6.3 billion for the first nine months of 2024, down $359.8 million from revenues for the first nine months of 2023.

“We delivered another solid quarter, and we remain firmly on track for a strong 2024,” said Scott Lauber, president and CEO. “Our focus remains on the fundamentals of our business — financial discipline, customer satisfaction and operating efficiency — enhancing value for our customers and stockholders.”

Exhibit 99.1
Retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – were up by 0.7 percent in the third quarter of 2024, compared to the third quarter last year.

Electricity consumption by small commercial and industrial customers was 1.0 percent higher. Electricity use by large commercial and industrial customers – excluding the iron ore mine – declined by 0.2 percent.

Residential electricity use rose by 1.3 percent.

On a weather-normal basis, retail deliveries of electricity during the third quarter of this year – excluding the iron ore mine – increased by 0.4 percent.

The company is affirming its 2024 earnings guidance range of $4.74 to $4.84 per share on a GAAP basis, and $4.80 to $4.90 per share on an adjusted basis. This assumes normal weather for the remainder of the year.

Earnings per share listed in this news release are on a fully diluted basis.

Non-GAAP Earnings Measures

Earnings and Earnings per Share

A reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share is included below for the quarter and nine months ended Sept. 30, 2024. There were no adjustments to GAAP net income or earnings per share for the quarter or nine months ended Sept. 30, 2023.

	Net Income
	Three Months Ended	Nine Months Ended
(in millions)	September 30, 2024	September 30, 2024
WEC Energy Group GAAP	$240.1	$1,073.7
Loss related to ICC disallowances pre-tax	25.3	25.3
Tax impact	(6.9)	(6.9)
WEC Energy Group adjusted net income	$258.5	$1,092.1

	Earnings Per Share
	Three Months Ended	Nine Month Ended
	September 30, 2024	September 30, 2024
WEC Energy Group GAAP	$0.76	$3.40
Net loss related to ICC disallowances	0.06	0.06
WEC Energy Group adjusted earnings per share (1)	$0.82	$3.45

Diluted average shares outstanding (millions)	316.5	316.2
(1)Note that WEC Energy Group adjusted earnings per share may not add due to rounding.

The company has provided adjusted earnings (non-GAAP earnings) in this news release as a complement to, and not as an alternative to, reported earnings presented in accordance with GAAP. The adjusted earnings exclude a charge related to certain capital expenditures under the QIP Rider that were disallowed by the Illinois Commerce Commission. The ICC’s disallowance of costs of this nature is not indicative of WEC Energy Group's operating performance. Therefore, the company believes that the presentation of adjusted earnings is relevant and useful to investors to understand

Exhibit 99.1
WEC Energy Group's operating performance. Management uses such measures internally to evaluate the company's performance and manage its operations.

Earnings Guidance

A reconciliation of 2024 GAAP earnings guidance to adjusted (non-GAAP earnings guidance) is provided below, and reflects the same adjustment for the ICC disallowances that was made to net income and earnings per share for the three and nine months ended Sept. 30, 2024.

	Earnings Guidance - 2024
	Low End of Range	High End of Range
WEC Energy Group GAAP earnings guidance	$4.74	$4.84
Net loss related to ICC disallowances	0.06	0.06
WEC Energy Group adjusted earnings guidance	$4.80	$4.90

Conference call

A conference call is scheduled for 1 p.m. Central time, Thursday, Oct. 31. The call will review 2024 third-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 888-330-2443 up to 15 minutes before it begins. The number for international callers is 240-789-2728. The conference ID is 3088105.

Conference call access also is available at wecenergygroup.com. Under 'Webcasts,' select 'Q3 Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its third-quarter performance. The materials will be available at 6:30 a.m. Central time, Thursday, Oct. 31.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Nov. 14, 2024. Domestic callers should dial 800-770-2030. International callers should dial 647-362-9199. The replay conference ID is 3088105.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.7 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a growing fleet of renewable generation facilities in states ranging from South Dakota to Texas.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 34,000 stockholders of record, 7,000 employees and more than $45 billion of assets.

Exhibit 99.1

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings, earnings growth rates, dividend payments and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; timing, resolution and impact of rate cases and other regulatory decisions, including rider reconciliations; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; unusual, varying or severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; electrification initiatives, mandates and other efforts to reduce the use of natural gas; the company’s ability to successfully acquire and/or dispose of assets and projects and to execute on its capital plan; terrorist, physical or cyber security threats or attacks and data security breaches; construction risks; labor disruptions; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; changes in tax legislation or our ability to use certain tax benefits and carryforwards; federal, state, and local legislative and regulatory changes, including changes in rate-setting policies or procedures and environmental standards, the enforcement of these laws and regulations or permit conditions and changes in the interpretation of regulations by regulatory agencies; supply chain disruptions; inflation; political or geopolitical developments, including impacts on the global economy, supply chain and fuel prices, generally, from ongoing, escalating, or expanding regional conflicts; the impact from any health crises, including epidemics and pandemics; current and future litigation and regulatory investigations, proceedings or inquiries; changes in accounting standards; the financial performance of the American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended December 31, 2023, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, the company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Nine Months Ended
	September 30		September 30
(in millions, except per share amounts)	2024	2023	2024	2023
Operating revenues	$1,863.5	$1,957.4	$6,315.7	$6,675.5

Operating expenses
Cost of sales	520.8	587.4	1,917.6	2,430.1
Other operation and maintenance	566.8	516.6	1,631.0	1,546.6
Depreciation and amortization	340.5	320.3	1,010.5	939.7
Property and revenue taxes	51.7	61.1	194.7	192.5
Total operating expenses	1,479.8	1,485.4	4,753.8	5,108.9

Operating income	383.7	472.0	1,561.9	1,566.6

Equity in earnings of transmission affiliates	46.7	44.7	138.3	132.1
Other income, net	44.0	41.8	128.7	130.9
Interest expense	204.2	182.5	596.8	533.4
Other expense	(113.5)	(96.0)	(329.8)	(270.4)

Income before income taxes	270.2	376.0	1,232.1	1,296.2
Income tax expense	31.6	60.4	160.9	183.0
Net income	238.6	315.6	1,071.2	1,113.2

Preferred stock dividends of subsidiary	0.3	0.3	0.9	0.9
Net loss attributed to noncontrolling interests	1.8	0.7	3.4	0.9
Net income attributed to common shareholders	$240.1	$316.0	$1,073.7	$1,113.2

Earnings per share
Basic	$0.76	$1.00	$3.40	$3.53
Diluted	$0.76	$1.00	$3.40	$3.52

Weighted average common shares outstanding
Basic	316.2	315.4	315.9	315.4
Diluted	316.5	315.8	316.2	315.9

Dividends per share of common stock	$0.8350	$0.7800	$2.5050	$2.3400

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$322.5	$42.9
Accounts receivable and unbilled revenues, net of reserves of $155.0 and $193.5, respectively	1,175.5	1,503.2
Materials, supplies, and inventories	789.9	775.2
Prepaid taxes	124.5	173.9
Other prepayments	50.7	76.8
Other	156.1	223.7
Current assets	2,619.2	2,795.7

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $11,442.8 and $11,073.1, respectively	32,852.9	31,581.5
Regulatory assets (September 30, 2024 and December 31, 2023 include $79.1 and $85.9, respectively, related to WEPCo Environmental Trust Finance I, LLC)	3,346.5	3,249.8
Equity investment in transmission affiliates	2,080.8	2,005.9
Goodwill	3,052.8	3,052.8
Pension and OPEB assets	918.1	870.9
Other	326.2	383.1
Long-term assets	42,577.3	41,144.0
Total assets	$45,196.5	$43,939.7

Liabilities and Equity
Current liabilities
Short-term debt	$597.0	$2,020.9
Current portion of long-term debt (September 30, 2024 and December 31, 2023 include $9.1 and $9.0, respectively, related to WEPCo Environmental Trust Finance I, LLC)	1,823.7	1,264.2
Accounts payable	740.7	896.6
Accrued interest	202.4	154.4
Other	645.6	778.7
Current liabilities	4,009.4	5,114.8

Long-term liabilities
Long-term debt (September 30, 2024 and December 31, 2023 include $80.9 and $85.3, respectively, related to WEPCo Environmental Trust Finance I, LLC)	16,889.2	15,512.8
Deferred income taxes	5,322.2	4,918.5
Deferred revenue, net	339.9	356.4
Regulatory liabilities	3,889.1	3,697.7
Intangible liabilities	554.6	594.8
Environmental remediation liabilities	430.5	463.7
Asset retirement obligations	547.9	374.2
Other	822.5	835.3
Long-term liabilities	28,795.9	26,753.4

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 650,000,000 shares authorized; 316,354,446 and 315,434,531 shares outstanding, respectively	3.2	3.2
Additional paid in capital	4,191.4	4,115.9
Retained earnings	7,895.3	7,612.8
Accumulated other comprehensive loss	(7.9)	(7.7)
Common shareholders' equity	12,082.0	11,724.2

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	278.8	316.9
Total liabilities and equity	$45,196.5	$43,939.7

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Nine Months Ended
	September 30
(in millions)	2024	2023
Operating activities
Net income	$1,071.2	$1,113.2
Reconciliation to cash provided by operating activities
Depreciation and amortization	1,010.5	939.7
Deferred income taxes and ITCs, net	368.3	155.9
Contributions and payments related to pension and OPEB plans	(11.0)	(13.0)
Equity income in transmission affiliates, net of distributions	(29.3)	(23.1)
Change in –
Accounts receivable and unbilled revenues, net	324.0	600.7
Materials, supplies, and inventories	(14.7)	67.2
Collateral on deposit	47.7	4.0
Amounts recoverable from customers	(34.2)	26.5
Other current assets	81.8	77.8
Accounts payable	(151.7)	(350.6)
Accrued interest	48.0	82.4
Other current liabilities	(75.2)	(30.1)
Other, net	(5.4)	(112.2)
Net cash provided by operating activities	2,630.0	2,538.4

Investing activities
Capital expenditures	(1,934.7)	(1,729.5)
Acquisition of West Riverside Energy Center	(97.9)	(95.3)
Acquisition of Whitewater Cogeneration Facility	—	(76.0)
Acquisition of Sapphire Sky Wind Energy LLC, net of cash acquired of $0.3	—	(442.6)
Acquisition of Samson I Solar Energy Center LLC, net of cash acquired of $5.2	—	(249.4)
Acquisition of Red Barn Wind Park	—	(143.8)
Capital contributions to transmission affiliates	(45.5)	(51.5)
Proceeds from the sale of assets	1.2	30.4
Proceeds from the sale of investments held in rabbi trust	14.8	10.4
Payments for American Transmission Company LLC's construction costs that will be reimbursed	(0.7)	(19.5)
Other, net	9.6	(4.9)
Net cash used in investing activities	(2,053.2)	(2,771.7)

Financing activities
Exercise of stock options	13.4	3.0
Issuance of common stock	51.0	—
Purchase of common stock	(3.2)	(10.7)
Dividends paid on common stock	(791.2)	(738.1)
Issuance of long-term debt	2,672.4	2,050.0
Retirement of long-term debt	(837.5)	(996.0)
Change in commercial paper	(1,424.8)	(98.2)
Purchase of additional ownership interest in Samson I Solar Energy Center LLC from noncontrolling interest	(28.1)	—
Payments for debt extinguishment and issuance costs	(30.7)	(13.0)
Other, net	(2.3)	(4.5)
Net cash provided by (used in) financing activities	(381.0)	192.5

Net change in cash, cash equivalents, and restricted cash	195.8	(40.8)
Cash, cash equivalents, and restricted cash at beginning of period	165.2	182.2
Cash, cash equivalents, and restricted cash at end of period	$361.0	$141.4